UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2025

TTM TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-31285	91-1033443
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Sandpointe, Suite 400 Santa Ana, California	92707
(Address of principal executive offices)	(Zip Code)

(714) 327-3000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TTMI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2025, the Company announced that in a succession change, James P. Walsh will assume the role of Chief Operating Officer beginning July 1, 2025, and Philip Titterton, the Company’s current Chief Operating Officer, will take on an advisory position for the foreseeable future with the Company and assist with special operations projects.

Mr. Walsh brings over twenty-five years of operations management experience to his new assignment and is currently the Company’s Senior Vice President of Operations (North America) & Global EHSSS. Mr. Walsh joined the Company in 2019 in a Senior Operations Leadership role and has held progressively expanding responsibilities since that time. Mr. Walsh received his Bachelor of Science in Mechanical Engineering from Santa Clara University, Master of Science Degree in Mechanical Engineering from Stanford University and Master of Business Administration from University of California, Los Angeles.

There are no arrangements or understandings between Mr. Walsh and any other persons pursuant to which Mr. Walsh was appointed as an executive officer. Mr. Walsh does not have any family relationships with any director or executive officer of the Company. There are no transactions in which Mr. Walsh has any interest requiring disclosure under Item 404(a) of Regulation S-K.

Pursuant to the terms of compensation that have been set by the Company’s Human Capital and Compensation Committee and verbally agreed upon between Mr. Walsh and the Company, effective July 1, 2025, Mr. Walsh will receive (i) an annual base salary of $450,000, (ii) a target cash bonus award at 60% of his salary, (iii) an initial grant of Company restricted stock units with an approximate grant date value of $292,500 that vests in equal installments on the first, second and third anniversaries of the grant date, and (iv) an initial grant of Company performance share units with an approximate grant date value of $357,500 that vests upon targets established by the Compensation Committee of the Company’s Board of Directors.

Section 7 - Regulation FD

Item 7.01 – Regulation FD Disclosure.

On February 17, 2025, the Company issued a press release announcing Mr. Titterton’s planned transition to an advisory position, assisting with special operations projects, and the appointment of Mr. Walsh assuming the role as the Company’s Chief Operating Officer (the “Press Release”). A copy of the Press Release is furnished with this Report as Exhibit 99.1 and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, including Exhibit 99.1, contains forward-looking statements that relate to future events. The Company cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect the Company’s current expectations, and the Company does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other Company statements will not be realized. The statements also involve risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the forward-looking statements. For a description of additional factors that may cause the Company’s actual events or results to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description

99.1	Press Release dated February 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TTM TECHNOLOGIES, INC.

Date: February 18, 2025		/s/ Daniel J. Weber
	By:	Daniel J. Weber
Executive Vice President, Chief Legal Officer & Secretary